Exhibit 99.2

Diamond Offshore Drilling, Inc. Rig Status Report August 8, 2023 Recent Commercial Activity (1)

New Contracts and Extensions

Ocean BlackHawk	Secured one-year + one-year priced option contract with Anadarko Petroleum Corporation (a wholly owned subsidiary of Occidental) in the US GOM, estimated to commence in Nov 2023. The firm term is expected to run until Nov 2024.

Ocean BlackRhino	Priced option wells exercised by Woodside in Senegal with an estimated duration of 60 days. The rig is now expected to remain under this contract until Jun 2024.

Ocean GreatWhite	Priced option well exercised by bp in the UK with an estimated duration of 60 days. The rig is now expected to remain under this contract until Apr 2024.

Ocean Endeavor	Secured two-well extension with Shell in the UK with an estimated duration of 120 days, expected to commence mid-contract, in early November 2023. After this extension, the rig reverts to the current contract rate and is expected to remain under this contract until Oct 2024.

Ocean Patriot	Secured two-well contract with Repsol in the UK with an estimated duration of 60 days, estimated to commence in Sep 2023.

Other Activity

Ocean BlackHawk	Concluded its campaign with Woodside in Senegal in early July and mobilized to Las Palmas to prepare for its next contract in the GOM.

Ocean Patriot	Concluded its campaign with Apache in the UK in early July and is expected to commence its next contract with Repsol in Sep 2023.

Ocean Apex	Concluded its 5-year Special Periodic Survey in July and began mobilizing to its next contract location in Australia with commencement expected in Aug 2023.

Vela	Commenced operations with bp in the GOM in Apr 2023. The term is expected to run until Aug 2023 and thereafter will resume its contract with Beacon and is expected to run through Feb 2024.

NOTES

(1)	Denotes activity since the end of the first quarter 2023.

Diamond Offshore Drilling, Inc. Rig Status Report August 8, 2023 Updated information noted in bold print

	Water Depth¹		Year			Estimated	Estimated
Rig Name	(feet)	Type[2]	Built[3]	Location	Operator	Start Date	End Date	Comments
Gulf of Mexico (GOM)
Ocean BlackHornet	12,000	DS 15K DP	2014	US GOM	bp	Feb-23	Feb-25	Approximately 30 days out of service in 2024 for 5-year SPS.
Ocean BlackLion	12,000	DS 15K DP	2015	US GOM	bp	Sep-22	Sep-24
Auriga[4]	12,000	DS 15K DP	2013	US GOM	bp	Mar-23	Mar-24
Vela[4]	12,000	DS 15K DP	2013	US GOM	bp	Apr-23	Aug-23
					Beacon	Aug-23	Feb-24	2 priced options remain with an estimated duration of 120 days each.
North Sea / Mediterranean / W. Africa
Ocean Patriot	3,000	SS 15K	1983	UK	Apache	Jun-21	Jul-23
					Repsol	Sep-23	Nov-23
Ocean Endeavor	10,000	SS 15K	2007	UK	Shell	May-19	Oct-24
Ocean GreatWhite	10,000	SS 15K DP	2016	UK	bp	Mar-23	Apr-24	7 priced option wells remain with an estimated duration of 60 days each.
Ocean BlackHawk	12,000	DS 15K DP	2014	Senegal	Woodside	Jul-22	Jul-23
				US GOM	Anadarko Petroleum Corporation (a wholly owned subsidiary of Occidental)	Nov-23	Nov-24	Approximately 120 days for 5-year SPS, contract preparation, mobilization and acceptance testing prior to commencement. 1-year priced option.
Ocean BlackRhino	12,000	DS 15K DP	2014	Senegal	Woodside	Jul-21	Jun-24	Approximately 70 days out of service in 2024 for 5-year SPS and MPD upgrade.

	Water Depth¹		Year			Estimated	Estimated
Rig Name	(feet)	Type[2]	Built[3]	Location	Operator	Start Date	End Date	Comments
Australasia
Ocean Apex	6,000	SS 15K	2014	Australia	Woodside	Jun-22	Apr-23
				Australia	Woodside	Aug-23	Oct-23
				Australia	Inpex	Oct-23	Jul-24
				Australia	Santos	Jul-24	Feb-25	5 priced option wells with an estimated duration of 160 days.
				Australia	Chevron	Feb-25	Mar-25	1 priced option well with an estimated duration of 40 days.
South America
Ocean Courage	10,000	SS 15K DP	2009	Brazil	Petrobras	Jun-21	Sep-23
						Nov-23	Nov-27	Approximately 110 days for 5-year SPS, contract preparation and acceptance testing prior to commencement.
Stacked
Ocean Valiant	5,500	SS 15K	1988	UK	—	May-20	—
Ocean Onyx	6,000	SS 15K	2014	Malaysia	—	Sep-22	—
Ocean Monarch	10,000	SS 15K	2008	Malaysia	—	May-22	—

NOTES

(1)	Water Depth refers to the rig’s rated operating water depth capability. Often, rigs are capable of drilling or have drilled in greater water depths.
(2)	Rig Type and Capabilities: DS=Drillship; 15K=15,000 PSI Well-Control System; DP=Dynamically Positioned Rig; SS=Semisubmersible
(3)

Year Built represents when rig was built and originally placed in service or year redelivered with significant enhancements that enabled the rig to be classified within a different floater category than when originally constructed.

(4)	Managed on behalf of a subsidiary of Seadrill Limited.

Diamond Offshore Drilling, Inc. Rig Status Repor

Statements contained in this report that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this report are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating risks, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, construction of new builds, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this report. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.